Calculation of Filing Fee Tables
S-8
RAYMOND JAMES FINANCIAL INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.01 par value	Other	2,600,000	$ 152.10	$ 395,460,000.00	0.0001381	$ 54,613.03
Total Offering Amounts:						$ 395,460,000.00		$ 54,613.03
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 54,613.03
Offering Note
[1]	This Registration Statement also covers an indeterminate number of shares of the Registrant's common stock, $0.01 par value per share ("Common Stock"), which may be issuable pursuant to the Raymond James Financial, Inc. Amended and Restated 2012 Stock Incentive Plan (as amended from time to time, the "Plan") as a result of stock splits, stock dividends and anti-dilution provisions and other terms, in accordance with Rule 416(a) and (c) under the Securities Act of 1933, as amended (the "Securities Act"). This total represents the increase in the maximum number of shares authorized for issuance under the Plan from 96,365,916 shares, which were previously registered and issuable pursuant to the Plan, to 98,965,916 shares. The proposed maximum offering price per share and proposed maximum aggregate offering price for the shares of Common Stock covered by this Registration Statement have been estimated in accordance with Rule 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 12, 2026, which date is within five business days prior to filing this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources